Exhibit 99.1

NEWS RELEASE

IMMUNOMEDICS APPOINTS ROBERT W. AZELBY TO BOARD OF DIRECTORS

Morris Plains, N.J., Feb. 27, 2020 --- Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or the “Company”), a leading biopharmaceutical company in the area of antibody-drug conjugates (ADCs), today announced the appointment of Robert W. Azelby to the Company’s board of directors. Mr. Azelby is a biotech industry veteran with 28 years of biopharmaceutical experience with a large emphasis on commercialization.

“I am excited to join Immunomedics at an inflection point as the Company is preparing for its first potential commercial launch in its history,” said Mr. Azelby. “I believe that sacituzumab govitecan will become a highly impactful and innovative product across hard-to-treat cancers, and I look forward to working closely with the board to establish Immunomedics as a fully-integrated biopharmaceutical company and a leader in the field of ADCs.”

Mr. Azelby was recently the president and chief executive officer, and a member of the board of directors, of Alder BioPharmaceuticals, Inc., which was acquired by H. Lundbeck A/S in October 2019. Previously, Mr. Azelby served as executive vice president, chief commercial officer of Juno Therapeutics, Inc. where he was responsible for the development and implementation of Juno’s CAR-T commercial strategy and helped guide the organization through rapid growth and ultimately to a $9 billion acquisition by Celgene Corporation. Prior to joining Juno, Mr. Azelby spent 15 years at Amgen Inc. building high-performing commercial teams and leading their U.S. Oncology business.

“We are honored to have Bob join our board at a critical point of our evolution into a commercial organization. Bob will also bring his leadership and experience to shape our commercial strategy in other regions of the world, as we strive to bring what we believe is a critical new therapy to people with mTNBC globally,” said Dr. Behzad Aghazadeh, executive chairman of Immunomedics.

Mr. Azelby currently serves on the board of directors of Clovis Oncology, Inc. and he previously served on the board of directors of Cascadian Therapeutics, Inc. Mr. Azelby holds a B.A. in Economics and Religious Studies from the University of Virginia and an M.B.A. from Harvard Business School.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer. Immunomedics’ corporate objective is to become a fully-integrated biopharmaceutical company and a leader in the field of antibody-drug conjugates. For additional information on the Company, please visit its website at https://immunomedics.com/. The information on its website does not, however, form a part of this press release.

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Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding expectations for the outcome of our resubmission of our Biologics License Application ("BLA") for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer ("mTNBC") who have received at least two prior therapies for metastatic disease; the United States Food and Drug Administration ("FDA") re-inspection of the Company’s manufacturing facility where we manufacture the monoclonal antibody for further manufacture into our antibody-drug-conjugate candidate sacituzumab govitecan; potential approval and commercial launch of sacituzumab govitecan for that indication and the Company’s development of sacituzumab govitecan for additional indications; clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs); regulatory applications and related timelines, including the filing and approval timelines for BLAs, BLA resubmissions, and BLA supplements; out-licensing arrangements; forecasts of future operating results, potential collaborations, capital raising activities, and the timing for bringing any product candidate to market; our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to obtain additional capital through strategic collaborations, licensing, convertible debt securities or equity financing in order to continue our research and development programs as well as secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

(862) 260-3727

ccheng@immunomedics.com

For Media Inquiries:

Darren Opland, Ph.D.

(646) 627-8387

Darren@lifescipublicrelations.com

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